EXHIBIT (A)(9)
                                                                  --------------

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             NORTH TRACK FUNDS, INC.


         North Track Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, is filing these Articles of Amendment to its Articles of Incorporation for the following purposes:

                  Pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, to change the name of the Dow Jones U.S. Health Care Plus Fund, a series of the Corporation, to the Dow Jones U.S. Health Care 100 Plus Fund, to change the name of the Dow Jones U.S. Financial Services Plus Fund, a series of the Corporation, to the Dow Jones U.S. Financial 100 Plus Fund and to change the name of the S&P 100 Plus Fund, a series of the Corporation, to the S&P 100 Index Fund. This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on December 17, 2004, pursuant to
         Section 2-605(a)(2) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.


                  These actions do not alter the number of authorized shares of North Track Funds, Inc., which consists of ten billion shares, par value $0.001 per share.

                                          NORTH TRACK FUNDS, INC.


                                          By:  /s/ David G. Stoeffel
                                               ---------------------------------
                                               David G. Stoeffel, President

                                          Attest:


                                          By:  /s/ S. Charles O'Meara
                                               ---------------------------------
                                               S. Charles O'Meara, Secretary
Dated: December 17, 2004

                                                                  EXHIBIT (A)(9)
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STATE OF WISCONSIN   )
                     ) SS
COUNTY OF MILWAUKEE  )

         On this ___ day of December, 2004, before me, a Notary Public for the State and County set forth above, personally came David G. Stoeffel, as President, and S. Charles O'Meara, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Articles of Amendment to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


                                          -------------------------------------
                                          Notary Public

(SEAL)
                                          My Commission Expires
                                                                ---------------